THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. PB-84                                    September 8, 2000

            WARRANT TO PURCHASE COMMON STOCK
                          OF
               VANGUARD AIRLINES, INC.

             VOID AFTER SEPTEMBER 8, 2007

     This Warrant is issued to The Hambrecht 1980 Revocable Trust, or its registered assigns (the "Holder") by Vanguard Airlines, Inc., a Delaware corporation (the "Company"), on September 8, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Unit Purchase Agreement dated as of September 8, 2000 (the "Purchase Agreement").

     1. PURCHASE SHARES. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to one million one hundred eighty six thousand and eight hundred and ninety eight (1,186,898), fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this
Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

     2. EXERCISE PRICE. The purchase price for the Shares shall be $1.89 per share as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

     3. EXERCISE PERIOD. This Warrant shall be exercisable, in whole or in part, during the term commencing on September 8, 2000 and ending at 5:00 p.m. on the seventh anniversary date of the Warrant Issue Date (the "Exercise Period").

     4.   METHOD OF EXERCISE.  While this Warrant remains
outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election Exercise attached hereto, to the Secretary of the Company at its principal offices;
and

          (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5. NET EXERCISE. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                      X = Y (A-B)
                          -------
                            A

     Where:    X =  The number of shares of Common
                    Stock to be issued to the Holder pursuant to this net exercise;
               Y =  The number of Shares in respect of which the
                    net issue election is made;
               A =  The fair market value of one share of the
                    Common Stock at the time the net issue
                    election is made;
               B =  The Exercise Price (as adjusted to the date
                    of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) day period ending three (3) days prior to the net exercise election; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

     6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within five
(5) days of the delivery of the subscription notice.

     7. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  SUBDIVISIONS; COMBINATIONS AND OTHER ISSUANCES.
If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock (or securities convertible into, or otherwise entitling the holders thereof to receive, Common Stock) as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)  RECLASSIFICATION, REORGANIZATION AND
CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

          (c) DILUTIVE ISSUANCES. The Exercise Price shall be subject to adjustment from time to time as follows:

               (i) (A) If the Company shall issue, after the Warrant Issue Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Unit Purchase Price (as defined in the Unit Purchase Agreement) in effect immediately prior to the issuance of such Additional Stock, the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock [plus ten percent (10%)]; provided, however that the Exercise Price shall not be adjusted to a price below $0.10 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or like changes in the Company's capital structure).

                    (B)  In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (C)  In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (D)  In the case of the issuance of options
to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 8(c)(i) and subsection 8(c)(ii):

                        (1)  The number of shares of Common
Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 8(c)(i)(B) and 8(c)(i)(C)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                         (2)  The number of shares of Common
Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 8(c)(i)(B) and
(c)(i)(C)).

                         (3)  In the event of any change in the
consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities without the exercise, conversion or exchange of any of the foregoing into Common Stock, the Exercise Price shall be recomputed to reflect the assumption that none of such options, rights, or convertible or exchangeable securities had ever been issued.

                         (5)  The Common Stock deemed issued and
the consideration deemed paid therefor pursuant to subsections 8(c)(i)(D)( 1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 8(c)(i)(D)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection
8(c)(i)(D)) by the Company after the date hereof other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 8(a) or (b) hereof; or

                    (B) Shares of Common Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan, employee stock purchase plan or other plan or agreement approved by the Board of Directors of the Company.

          (D) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

     9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     10. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this
Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant or the Purchase Agreement.

     11. TRANSFER RESTRICTIONS. This Warrant may not be exercised and neither this Warrant nor any of the Common Stock issuable upon exercise of the Warrant (collectively, the "Securities"), nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions herein and in the Registration Rights Agreement dated March 18, 1998 among the Company and various holders of the Company's securities. Purchase Agreement.

     12. RESERVATION OF SHARES. The Company will at all times following receipt of the Stockholder Approval (as defined in the Purchase Agreement) reserve for issuance and delivery upon exercise of this Warrant all Shares and other shares of capital stock of the Company from time to time receivable upon exercise of this Warrant.

     13. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

     14. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

     15. ASSUMPTION OF WARRANT. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange o2f the outstanding shares of the Company's Capital Stock or (ii) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in this Section 15; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Warrant Shares of the Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

     16. NOTICES. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).
     17. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.
     18. GOVERNING LAW. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                                   VANGUARD AIRLINES, INC.

                                   By: /s/ Jeff S. Potter
                                   Name:  Jeff S. Potter
                                   Title: CEO and President

UMB Bank na
Warrant Agent
By:  _____________________________
Date:  ____________________________

                        NOTICE OF EXERCISE

To:  Vanguard Airlines, Inc.

          The undersigned hereby elects to [check applicable subsection]:
________ (a) Purchase _________shares of Common Stock of Vanguard Airlines, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;
               OR
________       (b)  Surrender [all of the shares] [_____________
               of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

WARRANTHOLDER:


-----_______________________________


By:_________________________________
Name: ______________________________
Title:______________________________
Address:____________________________
         ___________________________

Date:_______________________________

Name in which shares should be registered:

___________________________________